As filed with the Securities and Exchange Commission on March 10, 2011                                                                                                                                Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE DAVEY TREE EXPERT COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-0176110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1500 North Mantua Street
P.O. Box 5193
Kent, Ohio 44240
(Address of principal executive offices) (Zip code)

The Davey 401KSOP and ESOP (January 1, 2010 Restatement)
(Full Title of the Plan)

David E. Adante
Executive Vice President, Chief Financial Officer and Secretary
The Davey Tree Expert Company
1500 North Mantua Street, P.O. Box 5193
Kent, Ohio 44240-5193
(330) 673-9511
(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):  Large Accelerated Filer ☐     Accelerated Filer ☒     Non-Accelerated Filer ☐     Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered*	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Shares, $1.00 par value	350,000 shares	$18.40	$6,440,000	$748.00

*In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plan described herein.

(1)
Based, pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”), upon the book value of the common stock of The Davey Tree Expert Company computed as of the last practicable date prior to the date of filing this Registration Statement.

Pursuant to Instruction E to Form S-8, the information contained in Registration Statement No. 333- 24155 is hereby incorporated by reference into this Registration Statement, except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.              Exhibits.

The Exhibits to this registration statement are listed in the Exhibit Index and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent, State of Ohio, on the 10th day of March, 2011.

THE DAVEY TREE EXPERT COMPANY

By: /s/ David E. Adante
David E. Adante, Executive Vice President,
Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the date indicated.

Name	Title

R. Douglas Cowan*	Director

J. Dawson Cunningham*	Director

William J. Ginn *	Director

Douglas K. Hall*	Director

Sandra W. Harbrecht*	Director

John E. Warfel*	Director

Karl J. Warnke*	Director, Chairman,
President and Chief Executive Officer
(Principal Executive Officer)

/s/ David E. Adante	Executive Vice President,
David E. Adante	Chief Financial Officer and Secretary
(Principal Financial Officer)

Nicholas R. Sucic*	Vice President and Controller
(Principal Accounting Officer)

*By: /s/ David E. Adante
David E. Adante
Attorney-In-Fact

March 10, 2011

Pursuant to the requirements of the Securities Act, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent, State of Ohio, on the 10th day of March, 2011.

The Davey 401KSOP and ESOP
(January 1, 2010 Restatement)

By: The Davey Tree Expert Company,
       the Plan Administrator

By:  /s/ David E. Adante
              David E. Adante
              Executive Vice President, CFO and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	2003 Amended Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2003).
4.2	1987 Amended and Restated Regulations of The Davey Tree Expert Company (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006).
4.3	The Davey 401KSOP and ESOP (January 1, 2010 Restatement)
23.1	Consent of Ernst & Young LLP
23.2	Consent of Deloitte & Touche LLP, Independent Registered Chartered Accountants, related to Davey Tree Expert Co. of Canada, Limited
24.1	Power of Attorney